Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
First Mercury Financial Corporation
Southfield, Michigan
We hereby consent to the incorporation by reference in the Prospectus, constituting a part of this Registration Statement (Amendment No. 2 to Form S-1), of our report dated March 14, 2007, relating to the consolidated financial statements and schedules of First Mercury Financial Corporation, which is incorporated by reference in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
BDO Seidman, LLP Troy, Michigan June 13, 2007